Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-224380, Registration Statement No. 333-219710, Registration Statement No. 333-173337, and Registration Statement No. 333-150239 on Form S-3 of our report dated February 27, 2017, relating to the consolidated financial statements of Genesis Energy, L.P. and subsidiaries (the “Partnership”), appearing in this Annual Report on Form 10-K of Genesis Energy, L.P. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 28, 2019